Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Orchid Cellmark Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-60582, No. 333-85550, No. 333-98825, No. 333-105732, and No. 333-111892) and on Form S-8 (No. 333-146002, No. 333-126227, No. 333-53118, and No. 333-76744) of Orchid Cellmark Inc. of our report dated March 15, 2007, with respect to the consolidated balance sheet of Orchid Cellmark Inc. and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the two-year period ended December 31, 2006, and the related financial statement schedule, which report appears in the December 31, 2007 annual report on Form 10-K of Orchid Cellmark Inc.

Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP
Princeton, New Jersey March 12, 2008